                                                                    Exhibit 99.1
                                                                    ------------



                         For:        J. Crew Group, Inc.

                         Contact:    Scott Gilbertson
                                     Chief Operating Officer
                                     (212) 209-2535

                                     Owen Blicksilver PR
                                     (516) 742-5950

For Immediate Release
---------------------

         J. CREW GROUP REPORTS THIRD QUARTER FINANCIAL RESULTS

         NEW YORK (December 5, 2003) - J. Crew Group, Inc. today announced financial results for the thirteen weeks ended November 1, 2003. The results reflect the Company's continuing transition in upgrading the quality and style of its merchandise assortments, the elimination of promotional programs and the aggressive liquidation of carryover inventory.

         Revenues for the third quarter of 2003 were $151.0 million, compared to $189.9 million last year, a decrease of 20%. Retail comparable store sales decreased 9% for the quarter due largely to the elimination of last year's aggressive promotional activities. Direct sales decreased 47% as the company strategically reduced catalog page counts and circulation and eliminated clearance and unprofitable books.

         "From my experience, a turnaround requires tough medicine that is not without painful side effects. These results are a necessary cost of our turnaround, " said Millard Drexler, Chairman and CEO. "Most significantly, strategic changes in our promotional practices cost us markdown sales. However, third quarter sales of full price merchandise were up 30% on a comparable store basis.

         "The turnaround at J. Crew is a work in progress," continued Drexler. "We remain absolutely focused on upgrading the quality and style of our merchandise and we are pleased with initial customer response. They are clearly noticing the improvements in our merchandise, catalogs, online and stores."

         The company noted other encouraging signs: merchandise margins for the third quarter were up 200 basis points, free cash flow was $20 million ahead of a year ago, and inventories are down by $46 million.

         The loss from operations in the third quarter was $5 million compared to $7 million of income in the same quarter last year. The operating results for the third quarter reflect a $17 million decrease in gross profit attributable to the decrease in net sales, partially offset by a $5 million decrease in selling expense. Because of negative leverage on buying and occupancy costs, gross margins decreased from 40% in 2002 to 39% in 2003.

         Net loss was $23.6 million for the quarter, compared to a net loss of $0.7 million last year. Effective in the third quarter, the Company adopted SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," which required reclassification of the Company's mandatorily redeemable preferred stock as long-term debt and the related $7 million of preferred stock dividends as interest expense. Interest expense was up an additional $4 million related to the Company's senior discount notes.

Nine Month Results

         Revenues for the thirty-nine weeks ended November 1, 2003 were $479.5 million, a decrease of 9% from last year. Comparable store sales declined 6% in the period, while sales of Direct decreased 23%.

         The loss from operations for the nine month period was $30 million, compared to $4 million last year. These results reflect a $40 million decrease in gross profit, which was partially offset by a decline in selling, general and administrative expenses of $14 million. Gross margins were 34.2% in 2003, compared to 38.9% in 2002, comprised principally of a 310 basis point decline in merchandise margin arising from the accelerated liquidation of prior year inventories during the first half of 2003. Net loss for the nine month period was $28.0 million, compared to a net loss of $19.9 million last year. The 2003 year to date results include a $41 million gain on the exchange of debt. At November 1, 2003, working capital borrowings were $3 million compared to $55 million last year.

         The Company's offer to exchange $193 million aggregate principal of registered senior discount notes for the same principal amount of unregistered notes expired on December 1, 2003 at 5 p.m. Eastern time. Upon the offer's expiration, 100% of the principal amount of unregistered notes were validly tendered and accepted for exchange by the Company.

         J. Crew Group, Inc. is a leading retailer of men's and women's apparel, shoes and accessories. The Company operates 154 retail stores, the J. Crew catalog business, jcrew.com, and 42 factory outlet stores.

Third Quarter Conference Call

         The Company's third quarter investor conference call with be held today, December 5, 2003 at 11 a.m. eastern time. The event will be available through an audio webcast at www.jcrew.com (click on "Help" and "Investor Relations") and www.companyboardroom.com. A replay of the call will be archived on those websites and will also be available by telephone through December 12, 2003 at (888) 286-8010, reference 12386215.

Certain statements herein are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company's current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, the performance of the Company's products within the prevailing retail environment, trade restrictions, political or financial instability in countries where the Company's goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company's Form 10-K and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

                               (tables to follow)

J.Crew Group, Inc.
------------------
Summary Income Statement Data
-----------------------------

                                               Thirteen weeks                      Thirty-nine weeks
                                       -----------------------------      --------------------------------
                                        11/01/03           11/02/02        11/01/03              11/02/02
                                       ----------         ----------      ----------            ----------
                                              [$ in millions]                      [$ in millions]
Revenues                                $  151.0           $  189.9        $  479.5              $  524.5
Gross profit                                58.9               76.0           163.9                 203.9
Selling, general
   and administrative expenses             (64.3)             (69.0)         (192.2)               (201.7)
Severance costs                                -                  -            (1.4)                 (5.7)
Operating                                   (5.4)               7.0           (29.7)                 (3.5)
  income/(loss)
Interest expense (a)                       (20.4)              (9.8)          (43.2)                (28.9)
Insurance proceeds                           2.2                1.8             3.8                   1.8
Gain on exchange of debt (net
   of expenses of $3.0 million)                -                  -            41.1                     -
Loss before income                         (23.6)              (1.0)          (28.0)                (30.6)
  taxes
Net loss                                 $ (23.6)            $ (0.7)        $ (28.0)              $ (19.9)
                                     ============       ============    ============          ============

(a) includes $7.0 million of preferred stock dividends


Summary of Revenues                           Thirteen weeks                    Thirty-nine weeks
-------------------                    -----------------------------      ----------------------------------
                                        11/01/03           11/02/02        11/01/03              11/02/02
                                       ----------         ----------      ----------             ---------
Retail                                  $   94.4            $ 100.6        $  276.9              $  280.4
Direct
   Internet                                 19.0               35.0            82.5                  91.5
   Catalog                                  12.6               25.0            42.3                  70.6
                                     ------------       ------------    ------------          ------------
                                            31.6               60.0           124.8                 162.1
                                     ============       ============    ============          ============
Factory                                     20.3               21.3            56.4                  58.2
Other                                        4.7                8.0            21.4                  23.8
                                     ------------       ------------    ------------          ------------
                                        $  151.0            $ 189.9        $  479.5              $  524.5
                                     ============       ============    ============          ============

Comp store sales:

   Retail                                  -8.7%                              -5.9%
   Factory                                 -3.3%                              -4.1%


Number of stores

   Retail                                    154                152
   Factory                                    42                 43


J.Crew Group, Inc.
------------------
Summary Balance Sheet Data
--------------------------


                                                              As of
                                                   ---------------------------
Assets                                               11/01/03         11/02/02
------                                              ----------       ---------
                                                           [$ in millions]
Cash                                               $      9.8       $     15.0
Inventories                                             118.9            164.4
Property & equipment, net                               148.2            180.2
Other                                                    45.5             58.5
                                                   ----------       ----------
   Total                                           $    322.4       $    418.1
                                                   ==========       ==========
Liabilities and Stockholders' deficit
-------------------------------------
Notes payable - bank                               $      3.0       $     55.0
Accounts payable and other current liabilities          108.8            111.3
Deferred credits                                         60.5             67.7
Long term debt                                          499.6 (a)        292.0
Redeemable preferred stock                               92.8 (a)        256.4
Stockholders' deficit                                  (442.3)          (364.3)
                                                   ----------       ----------
   Total                                           $    322.4       $    418.1
                                                   ==========       ==========


(a) includes reclassification of $190.8 of mandatorily redeemable preferred stock as of the beginning of the third quarter of 2003.


Summary Cash Flow
-----------------


                                                         39 weeks ended
                                                   --------------------------
                                                     11/01/03       11/02/02
                                                   -----------      ---------
                                                         [$ in millions]
EBITDA (excluding the gain on exchange
  of debt) (a)                                     $     (1.6)      $     22.8
Cash interest                                           (15.5)           (14.7)
Taxes paid                                               (0.3)            (0.5)
Changes in working capital                              (11.2)           (45.8)
                                                   ----------       ----------
Cash flow from operations                               (28.6)           (38.2)
Capital expenditures                                     (6.1)           (18.0)
Cash flow from financing activities                      25.6             55.0
                                                   ----------       ----------
Decrease in cash                                   $     (9.1)      $     (1.2)
                                                   ==========       ==========


(a) Earnings before interest, taxes and depreciation and amortization (EBITDA) should not be considered as an alternative to any measure of operating results as promulgated under generally accepted accounting principles, including operating income and net income. The Company uses EBITDA as a supplemental measure of cash flow. Management and investors often use EBITDA as a measure of our ability to service our debt. Other companies may calculate EBITDA differently and therefore, our calculations are not necessarily comparable with similarly titled figures for other companies. EBITDA for the 39 weeks ended November 1, 2003 excluded the $41.1 million gain on exchange of debt.